EXHIBIT (c)(2)
Highly Confidential
Discussion Materials for the Silver Special Committee of the Board of Directors Goldman, Sachs & Co. January 19, 2007

Highly Confidential
Table of Contents I. Summary of JM Proposal II. Public Market Perspective III. Review of Silver Management Financial Plan Appendix A: Supporting Materials
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Highly Confidential
I. Summary of JM Proposal
Summary of JM Proposal 3

Highly Confidential

Goldman Sachs

Situation Overview

Date	Event
November 3	■ Silver receives a letter from Jerry Moyes ("JM") proposing to acquire all of the company's outstanding common stock in an all-cash transaction at $29 per share (20.6% premium to undisturbed price). MS provides $2,735 million debt financing commitment letter — JM is a current Board member, former CEO and Chairman and the largest shareholder (27% shares held directly with an additional 12.5% held through various family trusts for the benefit of other Moyes family members) — JM notes "as part of due diligence [he] is prepared to consider any factors [Silver Board] believe to justify a higher purchase price"
November 6	■ JM amends schedule 13D to reflect proposal letter and Morgan Stanley financing commitment letter ■ Company issues press release noting it has retained Goldman Sachs as financial advisor to consider proposal
November 26	■ Goldman Sachs presents final review of strategic alternatives and makes recommendation to Special Committee regarding course of action — On November 27th Company issues press release announcing that the Special Committee has rejected JM's proposal at $29/share and will explore alternatives to maximize value including discussion with other financial and strategic buyers
December 4	■ Launch auction of Company, targeting both strategic and financial buyers — JM and 4 Financial buyers attend separate management presentations and begin due diligence
December 21	■ Submission of initial indications of interest due by all interested parties (including JM) — 2 preliminary indications of interest received including various terms and a price higher than JM's initial proposal of $29/share (One Party $32/share, Second Party $31 - $32/share) — JM does not increase bid at this time but remains interested in pursuing a transaction
December 26	■ Preliminary discussions held with financial buyers in order to gauge level of interest in moving to second round of process — Financial sponsors indicate certain concerns over ability to secure sufficient votes and have requested a process focused on them as well as financial commitments from Silver (e.g. expense reimbursement, "upset" consideration) – Proposals predicated on completing a transaction through a tender offer versus merger proxy
January 8	■ Preliminary discussions held with MS and JM to discuss their ability to continue in the auction process — JM team indicates interest in moving forward and requests draft merger agreement
January 12	■ JM team submits revised offer of $31.55/share — Negotiation of terms and merger agreement commences

Summary of JM Proposal 4

Highly Confidential
Summary of Financial Terms of JM Proposal Based on Negotiating Draft as of January 18, 2007
Term Overview
Price $31.55 for each Silver share
— Implied Equity Value: $2,409 million — Implied Enterprise Value: $ 2,742 million Consideration 100% cash Financing Transaction not conditional on financing
JM and JM’s children’s trust (controlled by son) intend to rollover existing 39.1% equity ownership — At $31.55 per share, implied value of JM stake is $641 million, 292 trust amounts to $ Morgan Stanley has provided a committed financing letter for the transaction in the amount of $2,975 million — $1,690 million senior secured first lien — $450 million unfunded revolving credit facility for working capital — $835 million senior secured second lien Up to $560 million of the senior secured facilities may be used by JM and affiliates contributing equity to refinance existing borrowings against Silver stock — Shareholder loan be secured by all capital stock will be made by of NewCo held by the rollover NewCo and will purchasers MAE to match merger agreement
Summary of JM Proposal 5

Highly Confidential
JM’s Sources and Uses of Funds (US$ in millions, except per share amount)
Sources of Funds Uses of Funds
Multiple of 2006E Total Outstanding Purchase Price/ Amount ( $) % of Total EBITDA Equity Purchased as of 31-Dec-06 Exercise Price Amount ($) Funded Term Debt: Basic Shares 54.8 $31.55 $ $1,728
Term Loan B $ 1,690 47% 3.3x Stock Options 3.4 19.78 40
2nd Lien 835 23% 1.6x $ $1,769
Total Funded Term Debt 2,525 70% 4.9x Shares Rollover [2] 20.3 $31.55 641
Total Equity Purchased $ $2,409
Equity: Total Debt Retired (06 mgmt estimate; includes securitized AR) 380
JM Equity Rollover [2] 641 18% 1.2x Trust Equity Rollover [3] 303 8% 0.6x Cash on Balance Sheet [1] 0
Total Contributed Equity $943 26% 1.8x Loan to JM & Family Trusts 560
Rollover IEL Equity $150 Purchase IEL Equity 150
Retire IEL Debt 34
Estimated Fees:
Change of Control Payments[4] 20
Fees (estimated)[5] 64
Total Fees (estimated) $ 84
Total Sources of Funds $ 3,618 100% 7.0x Total Uses of Funds $ $3,618
Note: Balance Sheet figures are as of December 31, 2006 as per Silver Management Financial Plan. Sources of funds based on JM commitment proposal. [1]Assumes no balance sheet cash is used.
[2] Represents Silver shares personally held by JM and not used as collateral in connection with the Shareholder loan to be made by Swift. As of latest 13D filing JM personally owns 27% of total outstanding shares of 74.9mm. JM shares do not include the
9,018,353 shares held by (i) the Moyes Children’s Limited Partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children. The shares shown for JM also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes.
[3] Represents the shares currently held by the Moyes Children’s Limited Partnership equaling 9,018,353 shares and the shares held by an irrevocable trust for the children of Jerry and Vickie Moyes equals 360,000 shares (at the current offer price of $31.55).
[4] Estimated payments to be made to certain members of management based on change of control agreements that have been signed with Silver upon the acquisition by a third party.
[5]Assumes aggregate fees, which includes both sellside and buyside advisory fees. [6]Assumes PF 2006E EBITDA of $513mm; includes IEL EBITDA of $18.5mm as per JM guidance.
Summary of JM Proposal 6

Highly Confidential

Goldman Sachs

Silver Analysis at Various Prices

(US$ in millions except per share amounts)

		JM Indications		
		Initial	Final	Increase
Purchase Price Per Silver Share ($)		$ 29.00	$ 31.55	$ 2.55
Premium to Market Price (Jan-18-07)	$27.05	7.2%	16.6%	9.4%
Premium to Undisturbed Price (Nov-3-06)	24.05	20.6%	31.2%	10.6%
Premium to 52 Week / All Time High	33.62	(13.7)%	(6.2)%	7.6%
Premium to 52 Week Low	19.11	51.8%	65.1%	13.3%
Premium to 1 Week Weighted Average[1]	24.68	17.5%	27.8%	10.3%
Premium to 1 Month Weighted Average[1]	25.73	12.7%	22.6%	9.9%
Premium to 3 Month Weighted Average[1]	24.72	17.3%	27.6%	10.3%
Premium to 6 Month Weighted Average[1]	26.96	7.6%	17.0%	9.5%
Equity Consideration - Diluted[1]		$ 2,209.1	$ 2,409.3	$ 200.2
Enterprise Value[2]		2,541.2	2,741.4	200.2
Enterprise Value / Sales	FY 2006E $ 3,172.8	0.8 x	0.9 x	0.1 x
	FY 2007E 3,327.4	0.8	0.8	0.1
Enterprise Value / EBITDA	FY 2006E $ 494.6	5.1 x	5.5 x	0.4 x
	FY 2007E 505.5	5.0	5.4	0.4
Enterprise Value / EBIT	FY 2006E $ 262.9	9.7 x	10.4 x	0.8 x
	FY 2007E 267.8	9.5	10.2	0.7
Price / EPS	FY 2006E $ 1.98	14.7 x	16.0 x	1.3 x
	FY 2007E 2.08	14.0	15.2	1.2

Source: Silver projections as per Silver Management Financial Plan

(1) Silver weighted average prices are for the periods ending November 3, 2006

(2) Assumes 75.1 million basic shares outstanding as of 31 December 2006. Assumes exercise of 3.4 million options outstanding with a weighted average strike price of $19.78. (Source: Silver Management)

(3) Assumes net debt of $332.1 million as of 31 December 2006 as per Silver Management.

Summary of JM Proposal 7

Highly Confidential
Average Acquisition Premia[1]
35% 29% 27% 26% 26% 25% 2001 2002 2003 2004 2005 2006
Number in Sample 159 72 100 142 193 255
Source: Thomson Financial Securities Data [1]Premium is relative to target share price 4 weeks prior to announcement for deals with U.S. targets valued over $250 million. Summary of JM Proposal 8

Highly Confidential II. Public Market Perspective Public Market Perspective 9

Highly Confidential
Public Market Perspective Silver Performance Since November 3, 2006 (US$ per share)
$ 33 $ 32 JM Final Offer: $ 31.55 $ 31 $ 30 JM Initial Offer: $ 29.00 $ 29 $ 28 Price (USD) $ 27 $27.05 $ 26 Closing $ 25 $ 24 $ 23 $ 22 $ 21 $ 20 3-Nov-2006 13-Nov-2006 23-Nov-2006 3-Dec-2006 13-Dec-2006 23-Dec-2006 2-Jan-2007 12-Jan-2007 Silver Share Price Source: Facset
Public Market Perspective 10

Highly Confidential

Goldman Sachs

Public Market Perspective

Truckload Sectors P/E Trading Multiples Over Time

Next Full Fiscal Year P/E Multiple over Time

	5 Year			3 Year			1 Year		
	Median	High	Low	Median	High	Low	Median	High	Low
Silver	14.2x	32.5x	9.4x	13.1x	17.6x	9.4x	12.9x	16.7x	9.4x
Silver Rank (Out of 7 peers)	7	NM	5	6	NM	5	7	NM	7
Covenant	15.8x	35.6x	8.2x	16.3x	35.6x	8.2x	18.3x	35.6x	15.0x
Heartland Express	19.8	26.0	15.5	19.1	24.9	15.5	18.1	21.5	15.5
J.B. Hunt	15.6	31.5	11.3	14.9	19.4	11.5	13.6	17.8	11.5
Knight Transport	21.1	28.3	16.0	19.8	26.6	16.0	18.7	25.3	16.0
U.S. Xpress	14.4	46.9	7.0	13.0	21.9	7.1	13.6	18.4	9.6
Werner	15.3	24.0	11.4	13.8	18.1	11.4	13.0	16.4	11.4
Median	15.6x	31.5x	11.3x	14.9x	21.9x	11.4x	13.6x	18.4x	11.5x

Current P/E

CY2006E P/E


19.6x
18.2x
16.0x
15.3x
14.6x
11.8x
11.7x
NM
Knight
Heartland
Silver JM Proposal Mgmt[1]
J.B. Hunt
Werner
U.S. Xpress
Silver Undisturbed IBES[2]
Covenant

CY2007E P/E


25.2x
16.4x
16.3x
15.2x
12.8x
12.8x
11.6x
10.0x
Covenant
Knight
Heartland
Silver JM Proposal Mgmt[1]
J.B. Hunt
Werner
Silver Undisturbed IBES[2]
U.S. Xpress

Source: Thomson, IBES and Factset

[1] *Silver's P/E multiples calculated using the $31.55 per share JM proposal and PE estimates based on Silver Management Plan.*

[2] *Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006) and PE estimates based on IBES consensus estimates.*

Public Market Perspective 11

Highly Confidential

Goldman Sachs

Public Market Perspective

Truckload Sectors EV / EBITDA Trading Multiples Over Time

Current Fiscal Year EV/EBITDA Multiple over Time

	5 Year			3 Year			1 Year		
	Median	High	Low	Median	High	Low	Median	High	Low
Silver	5.9x	8.8x	4.3x	5.3x	7.6x	4.3x	5.0x	6.4x	4.3x
Silver Rank (Out of 7 peers)	4	3	4	5	6	4	5	5	5
Covenant	4.3x	7.7x	2.6x	4.3x	7.7x	2.6x	4.4x	7.7x	3.7x
Heartland Express	9.5	13.9	6.5	8.7	12.0	6.5	7.8	10.1	6.5
J.B. Hunt	6.2	8.1	4.3	6.5	8.1	5.3	6.2	7.8	5.3
Knight Transport	9.7	12.4	7.4	8.9	12.4	7.4	8.5	11.8	7.4
U.S. Xpress	5.1	8.2	3.6	5.5	8.2	3.6	5.4	7.3	4.8
Werner	5.1	6.4	3.8	4.5	6.0	3.8	4.1	5.4	3.8
Median	5.9x	8.2x	4.3x	5.5x	8.1x	4.3x	5.4x	7.7x	4.8x

Current EV/EBITDA Multiples

CY2006E EV/EBITDA


7.8x
7.1x
6.7x
6.7x
5.5x
4.5x
4.4x
4.2x
Knight
Heartland
J.B. Hunt
Covenant
Silver JM Proposal Mgmt[1]
U.S. Xpress
Silver Undisturbed IBES[2]
Werner

CY2007E EV/EBITDA


6.6x
6.5x
6.4x
6.1x
5.4x
4.4x
4.0x
3.8x
Knight
Covenant
Heartland
J.B. Hunt
Silver JM Proposal Mgmt[1]
Silver Undisturbed IBES[2]
U.S. Xpress
Werner

Source: Thomson, IBES and Factset
[1] *Silver's multiples calculated using the $31.55 per share JM proposal and EBITDA estimates as per Silver Management Plan.*
[2] *Based on Silver share price of $24.05, immediately prior to offer (November 3, 2006) and IBES consensus estimates.*

Public Market Perspective 12

Highly Confidential
Public Market Perspective Change in EBITDA Estimates (US$ in millions)
03-Nov-2006 Current 2007E EBITDA 2007E EBITDA EBITDA Estimate Company Estimate Estimate Change
Silver $525 $505 (3.8)% TruckLoad
Covenant 56 49 (12.2)% Heartland 183 180 (1.5)% J.B. Hunt 602 591 (1.7)% Knight 214 213 (0.6)% U.S. Xpress 137 133 (3.4)% Werner 359 355 (1.4)% Median [1] (1.6)% Mean [1] (3.5)% Source: IBES and Factset [1]Mean and Median excludes Silver. Public Market Perspective 13

Highly Confidential
Changes in Silver Estimates Change in Management Estimates for Q4 2006E and Q1 2007E (US$ in millions, except per share data)
Year over Year Change Prior Estimate vs. Actual / Current Estimate Q4 Analysis Management As of Nov. 3rd Q4 2005A Q4 2006A Variance Q4 2006E Q4 2006A Variance
EBITDA$123.5 $110.0 (10.9)% $126.4 $110.0 (13.0)% EPS $0.52 $0.41 (21.2)% $0.51 $0.41 (19.6)% Q1 Analysis Management Management Management As of Jan. 18thAs of Nov. 3rd As of Jan. 18th Q1 2006A Q1 2007E Variance Q1 2007E Q1 2007E Variance EBITDA$117.1 $87.2 (25.5)% $101.4 $87.2 (14.0)% EPS $0.45 $0.22 (51.1)% $0.34 $0.2 (35.3)% Source: Factset; IBES Public Market Perspective 14

Highly Confidential
III. Review of Silver Management Financial Plan
Review of Silver Management Financial Plan 15

Highly Confidential

Goldman Sachs

Review of Silver Management Financial Plan

Summary Financial Projections

(US$ in millions, except per share amounts)

Fiscal Year Ended Dec. 31	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E	06E-11E CAGR
Operating Revenues	$ 2,397.7	$ 2,826.2	$ 3,197.5	$ 3,172.8	$ 3,327.4	$ 3,693.2	$ 4,076.1	$ 4,506.1	$ 4,964.0	*9.4%*
% Growth		*17.9%*	*13.1%*	*(0.8)%*	*4.9%*	*11.0%*	*10.4%*	*10.5%*	*10.2%*	
EBITDA[1]	$ 291.6	$ 364.4	$ 406.6	$ 494.6	$ 505.5	$ 611.7	$ 696.8	$ 800.0	$ 921.9	*13.3%*
% Margin	*12.2%*	*12.9%*	*12.7%*	*15.6%*	*15.2%*	*16.6%*	*17.1%*	*17.8%*	*18.6%*	
Rental Expense	82.4	81.4	57.7	50.9	49.1	22.6	19.3	17.0	4.8	
EBITDAR[1]	$ 374.0	$ 445.8	$ 464.3	$ 545.5	$ 554.6	$ 634.3	$ 716.1	$ 817.0	$ 926.8	*11.2%*
% Margin	*15.6%*	*15.8%*	*14.5%*	*17.2%*	*16.7%*	*17.2%*	*17.6%*	*18.1%*	*18.7%*	
D&A	150.6	183.8	199.8	231.6	237.7	271.6	304.6	320.7	341.9	
% Sales	*6.3%*	*6.5%*	*6.2%*	*7.3%*	*7.1%*	*7.4%*	*7.5%*	*7.1%*	*6.9%*	
EBIT[1]	$ 141.0	$ 180.6	$ 206.8	$ 262.9	$ 267.8	$ 340.1	$ 392.2	$ 479.3	$ 580.1	*17.1%*
Operating Ratio[1]	94.1%	93.6%	93.5%	91.7%	92.0%	90.8%	90.4%	89.4%	88.3%	
Interest Expense (net)	15.4	18.0	28.2	23.7	11.4	11.6	10.1	2.7	(1.4)	
Net Income[1]	79.4	103.5	108.7	149.2	158.4	202.5	235.3	293.2	357.3	*19.1%*
% Sales	*3.3%*	*3.7%*	*3.4%*	*4.7%*	*4.8%*	*5.5%*	*5.8%*	*6.5%*	*7.2%*	
EPS (diluted)[1]	$ 0.94	$ 1.29	$ 1.47	$ 1.96	$ 2.08	$ 2.65	$ 3.06	$ 3.80	$ 4.62	*18.7%*
% Growth		*37.3%*	*14.1%*	*33.3%*	*5.9%*	*27.4%*	*15.7%*	*24.1%*	*21.4%*	
Reported EPS (diluted)			$ 1.37	$ 1.98						
Wall Street Median EPS Estimates[2]				$ 2.00	$ 1.93	$ 2.28				
% Variance vs. Wall Street Estimates				*(1.1)%*	*7.7%*	*16.1%*				
Capex Net Proceeds from Asset Sales	222.8	323.8	386.8	139.2	322.9	508.8	418.8	443.5	479.9	
% Sales	*9.3%*	*11.5%*	*12.1%*	*4.4%*	*9.7%*	*13.8%*	*10.3%*	*9.8%*	*9.7%*	
Change in Working Capital	1.0	(13.9)	(46.9)	7.1	(1.8)	0.1	(3.2)	(3.6)	(3.9)	
Deferred Taxes	30.6	21.6	3.7	(3.6)	(9.0)	0.0	0.0	0.0	0.0	
Levered Cash Flow	$ 36.7	$(1.0)	$(27.7)	$ 230.9	$ 65.9	$(34.8)	$ 124.4	$ 174.0	$ 223.2	

Note: Silver Management Financial plan assumptions are located in the appendix
Source: Silver projections as per Silver Management Financial Plan
[1] Excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.
[2] Source: IBES.

Review of Silver Management Financial Plan 16

Highly Confidential

Goldman Sachs

Silver Management Financial Plan Analysis

Illustrative Future Share Price Analysis

(US$ in millions, except per share amounts)

Illustrative Future Silver Share Price

Forward P/E Multiple	2007E	2008E	2009E	2010E	2011E
Silver Management Financial Plan EPS	$2.08	$2.65	$3.06	$3.80	$4.62
10.0 x	$ 20.78	$ 26.47	$ 30.64	$ 38.03	$ 46.17
11.0 x	22.86	29.12	33.71	41.83	50.79
11.6 x	24.11	30.71	35.55	44.11	53.56
12.0 x	24.94	31.77	36.77	45.63	55.41
13.0 x	27.02	34.42	39.84	49.43	60.02
14.0 x	29.10	37.06	42.90	53.24	64.64
15.0 x	31.18	39.71	45.97	57.04	69.26

Trailing EBITDA Multiple	2007E	2008E	2009E	2010E	2011E
Silver Management Financial Plan EBITDA[1 2]	$505.5	$611.7	$696.8	$800.0	$921.9
4.0 x	$ 23.68	$ 28.84	$ 34.90	$ 42.47	$ 51.72
4.4 x	26.34	32.03	38.53	46.62	56.49
4.5 x	27.00	32.83	39.44	47.66	57.68
5.0 x	30.32	36.83	43.97	52.85	63.63
5.5 x	33.63	40.83	48.51	58.04	69.59
6.0 x	36.95	44.83	53.05	63.23	75.55

Present Value of Illustrative Future Silver Share Price[3]

Forward P/E Multiple	2007E	2008E	2009E	2010E	2011E
Silver Management Financial Plan EPS[4]	$2.08	$2.65	$3.06	$3.80	$4.62
10.0 x	$ 20.78	$ 23.64	$ 24.43	$ 27.07	$ 29.34
11.0 x	22.86	26.00	26.87	29.77	32.28
11.6 x	24.11	27.42	28.34	31.40	34.04
12.0 x	24.94	28.37	29.31	32.48	35.21
13.0 x	27.02	30.73	31.76	35.19	38.15
14.0 x	29.10	33.09	34.20	37.89	41.08
15.0 x	31.18	35.46	36.64	40.60	44.02

Trailing EBITDA Multiple	2007E	2008E	2009E	2010E	2011E
Silver Management Financial Plan EBITDA[2]	$505.5	$611.7	$696.8	$800.0	$921.9
4.0 x	$ 21.14	$ 22.99	$ 24.84	$ 26.99	$ 29.35
4.4 x	23.51	25.54	27.42	29.63	32.05
4.5 x	24.11	26.17	28.07	30.29	32.73
5.0 x	27.07	29.36	31.30	33.59	36.11
5.5 x	30.03	32.55	34.53	36.89	39.49
6.0 x	32.99	35.74	37.76	40.18	42.87

Source: Projections as per Silver Management Financial Plan
Note: Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] *Future share price calculated as the implied enterprise value less the net debt projected for that year by Silver Management Financial Plan, divided by the projected shares outstanding in that year.*
[2] *EBITDA excludes impact of impairments, 401k benefits, stock option acceleration, litigation settlements and gains/losses on property and derivatives.*
[3] *Assumes a 12% equity discount rate.*
[4] *Implied present value of future share price for 2008E-2011E based off of EPS for each year discounted back to December 31, 2006.*

Review of Silver Management Financial Plan 17

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Goldman Sachs

Wall Street Consensus Analysis

Illustrative Future Share Price Analysis

(US$ per share)

Illustrative Future Silver Share Price

		2007E	2008E
		Wall Street Consensus EPS	
		$1.93	$2.28
Forward P/E Multiple	10.0 x	$ 19.30	$ 22.80
	11.0 x	21.23	25.08
	11.6 x	22.39	26.45
	12.0 x	23.16	27.36
	13.0 x	25.09	29.64
	14.0 x	27.02	31.92
	15.0 x	28.95	34.20

Present Value of Illustrative Future Silver Share Price[1]

		2007E	2008E
		Wall Street Consensus EPS[2]	
		$1.93	$2.28
Forward P/E Multiple	10.0 x	$ 19.30	$ 20.36
	11.0 x	21.23	22.39
	11.6 x	22.39	23.61
	12.0 x	23.16	24.43
	13.0 x	25.09	26.46
	14.0 x	27.02	28.50
	15.0 x	28.95	30.54

	Revenue Growth			
	05-06E	06E-07E	07E-08E	06E-08E
Silver Management Financial Plan	(0.8)%	4.9%	11.0%	7.9%
Silver Wall Street Consensus	1.2%	3.7%	2.9%	3.3%
Truckload				
Covenant	6.3%	4.2%	1.7%	3.0%
Heartland	9.4%	8.2%	11.5%	3.0%
J.B. Hunt	8.3%	6.3%	5.7%	6.0%
Knight	19.1%	13.6%	13.3%	13.4%
Werner	6.9%	5.3%	5.8%	5.5%
U.S. Xpress	28.2%	8.0%	5.3%	6.6%
Median	8.9%	7.2%	5.8%	5.8%

	EPS Growth			
	05-06E	06E-07E	07E-08E	06E-08E
Silver Management Financial Plan	33.3%	5.9%	27.4%	16.1%
Silver Wall Street Consensus	39.8%	0.7%	20.8%	10.3%
Truckload				
Covenant	(70.0)%	254.2%	43.5%	125.5%
Heartland	25.0%	1.1%	10.9%	5.9%
J.B. Hunt	6.5%	8.8%	18.8%	13.7%
Knight	19.7%	17.6%	19.0%	18.3%
Werner	4.9%	6.3%	10.3%	8.3%
U.S. Xpress	102.9%	21.0%	24.0%	22.5%
Median	13.1%	13.2%	18.9%	16.0%

Source: Silver projections as per Silver Management Financial Plan; Wall Street consensus as per IBES
Note: Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] Assumes a 12% equity discount rate.
[2] Implied 2006E present value of future share price based off of future share price for 2008E discounted back to December 31, 2006.

Review of Silver Management Financial Plan 18

Highly Confidential
Silver Management Financial Plan Analysis Illustrative Present Value of Future Share Price Sensitivity Analysis[1] (US$ per share)
Present Value of Illustrative Future Silver Share Price [1] Assumes Annual Revenue Growth Decreases by 100 bps in Each Year Relative to Silver Assumes Annual Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan Management Financial Plan 200 200 200 2010E 201 200 2008E 2009E 201 201 7E 8E 9E 1E 7E 0E 1E Sensitivity to Silver Management Financial Plan EPS [2] Sensitivity to Silver Management Financial Plan EPS [2] $ 2.06 $ 2.60 $ 2.98 $3.67 $ 4.41 $ 1.81 $ 2.35 $ 2.74 $ 3.44 $ 4.22
10.0 x $ $20.58 $ $23.19 $ $23.75 $ 26.09 $ $28.03 10.0 x $ $18.11 $ $21.00 $ $21.84 $ $24.52 $ $26.85
11.0 x 22.64 25.51 26.12 28.70 30.84 11.0 x 19.92 23.10 24.02 26.97 29.53
11.6 x 23.87 26.90 27.55 30.26 32.52 11.6 x 21.01 24.36 25.33 28.44 31.14
Forward Forward P/E P/E Multiple 12.0 x 24.70 27.83 28.50 31.30 33.64 Multiple 12.0 x 21.73 25.20 26.21 29.42 32.22
13.0 x 26.75 30.15 30.87 33.91 36.45 13.0 x 23.55 27.30 28.39 31.88 34.90
14.0 x 28.81 32.47 33.25 36.52 39.25 14.0 x 25.36 29.40 30.57 34.33 37.59
15.0 x 30.87 34.78 35.62 39.13 42.05 15.0 x 27.17 31.50 32.76 36.78 40.27
Assumes Annual Revenue Growth Decreases by 100 bps and Operating Ratio Increases by 100 bps in Each Year Relative to Silver Management Financial Plan 200 200 200 2010E 201 7E 8E 9E 1E Sensitivity to Silver Management Financial Plan EPS [2] $ 1.79 $ 2.31 $ 2.66 $3.32 $ 4.04 10.0 x $ $17.93 $ $20.60 $ $21.23 $ 23.63 $ $25.65
11.0 x 19.73 22.66 23.35 26.00 28.22
11.6 x 20.80 23.90 24.62 27.41 29.76
Forward P/E Multiple 12.0 x 21.52 24.72 25.47 28.36 30.78
13.0 x 23.31 26.78 27.60 30.72 33.35
14.0 x 25.11 28.84 29.72 33.09 35.91
15.0 x 26.90 30.90 31.84 35.45 38.48
Source: Underlying Silver projections as per Silver Management Financial Plan
Note: Increases/Decreases in each year are not cumulative; Highlighted values illustrate values implied by Silver undisturbed multiple, immediately prior to offer (November 3, 2006)
[1] Assumes a 12% equity discount rate.
[2] Implied present value of future share price for 2008E-2011E based off of future share price for each year discounted back to December 31, 2006.
Review of Silver Management Financial Plan 19

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flows (US$ in millions)
2006E 2007E 2008E 2009E 2010E 2011E
Revenue $ $3,173 $ $3,327 $ $3,693 $ $4,076 $ $4,506 $4,964
EBITDA $ 495 $ $ 506 $ 612 $ 697 $ 800 $ 922
EBIT 263 268 340 392 479 580
Unlevered Net Income 161 164 208 240 293 355
+Depreciation & Amortization 232 238 272 305 321 342
- Capex 139 323 509 419 443 480
- Increase / (Decrease) in NWC 27 (2) 0 (3) (4) (4)
+ Increase in Deferred Taxes (4) (9) 0 0 0 0
Unlevered Free Cash Flow $ 223 $ 71 $ (29) $ 129 $ 174 $ 221
Source: Projections as per Silver Management Financial Plan
Review of Silver Management Financial Plan 20

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flow Analysis (US$ per share)
Key Assumptions Equity Value Per Share [1]
Projections are per Silver Management Financial Plan Perpetuity Growth Rate
Unlevered free cash flows discounted back to 2.5% 3.0% 3.5% 4.0% 4.5 % December 31, 2006 11.0% $ 22.95 $ 24.39 $ 26.02 $ 27.88 $ 30.02
Rate 10.5% 24.82 26.47 28.36 30.54 33.08
Unlevered free cash flow defined as: Discount 10.0% 26.93 28.85 31.07 33.65 36.70
+ Unlevered Net Income 9.5% 29.36 31.61 34.23 37.33 41.06
9.0% 32.16 34.82 37.98 41.76 46.38
+ Depreciation and Amortization — Capital Expenditures Implied Terminal Multiples of 2011E EBITDA — Increases in Working Capital Perpetuity Growth Rate
+ Increase in deferred taxes 2.5% 3.0% 3.5% 4.0% 4.5% = Unlevered Free Cash Flow 11.0% 3.0 x 3.2 x 3.5 x 3.7 x 4.1 x Rate 10.5% 3.2 x 3.5 x 3.7 x 4.0 x 4.4 x
Terminal value is based on a perpetuity growth rate of Discount 10.0% 3.4 x 3.7 x 4.0 x 4.4 x 4.8 x free cash flow in 2011E 9.5% 3.7 x 4.0 x 4.3 x 4.7 x 5.2 x
Marginal tax rate of 38.8% 9.0% 3.9 x 4.3 x 4.7 x 5.2 x 5.8 x Source: Projections as per Silver Management Financial Plan [1] Assumes net debt of $332.1 and 75.1 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. Review of Silver Management Financial Plan 21

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Silver Management Financial Plan Analysis Illustrative Discounted Cash Flow Sensitivity Analysis (US$ per share)
Implied Equity Value Per Share [1] [2] Change in Each Year’s Sales Growth vs. Silver Management Financial Plan (3.0)% (2.0)% (1.0)% 0.0% 1.0% 2.0% 3.0%
Plan 3.0% $12.61 $13.40 $14.22 $ 15.07 $ 15.95 $ 16.86 $ 17.81
2.0% 17.47 18.47 19.50 20.54 21.60 22.71 23.85
Financial 1.0% 22.21 23.37 24.56 25.80 27.09 28.42 29.80
0.0% 26.85 28.21 29.61 31.07 32.57 34.14 35.75
Ratio vs. Silver
Management
in Each Year’s
Operating Change (1.0)% 31.49 33.05 34.66 36.33 38.06 39.85 41.70
(2.0)% 36.14 37.89 39.71 41.59 43.55 45.57 47.66
(3.0)% 40.78 42.73 44.76 46.86 49.03 51.28 53.61
Source: Projections as per Silver Management Financial Plan [1] Assumes net debt of $332.1 and 75.1 million basic shares outstanding at December 31, 2006 as per Silver Management Financial Plan. [2] Assumes a discount rate of 10.0% and a perpetuity growth rate of 3.0%. Review of Silver Management Financial Plan 22

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Summary of Precedent Selected Trucking Transactions (US$ in millions)
Median LTL TL Both LTL 6.2x TL 4.8x ALL 6.1x 7.4 x 7.3 x 6.0 x 6.4 x 6.1 x 5.9 x 5.7 x Enterprise Value / LTM EBITDA 3.9 x Announced 26-May-2006 27-Oct-2005 15-May-2005 27-Feb-2005 08-Jul-2003 21-Aug-2001 12-Dec-2000 12-Nov-2000 Date Target Watkins Motor Lines Transport Corporation Overnite USF Roadway Arnold Industrie s M.S.Carriers American Freightways Buyer FedEx Goldner Hawn United Parcel Service Yellow Yellow Roadway Swift FedEx Value $ 780 $ 113 $1,276 $1,468 $1,113 $503 $ 678 $1,212 Premium[1] – 25.0% 46.2% 22.3% 59.9% – 52.5% 71.8%
Source: Company filings [1]Premium based on stock price 1 day prior to announcement. Supporting Materials 23

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Appendix A: Supporting Materials
Supporting Materials 24

Highly Confidential
Review of Silver Management Financial Plan 2007E-2011E Plan Assumptions
Assumes GDP growth of 2.0% in 2007 and 3.0% in the years thereafter 4% — 5% year over year fleet growth —Assumes 100% of new equipment purchased rather than leased Approximately 1% year over year loaded utilization improvement
Approximately $0.05 year over year revenue per loaded mile (RPLM) improvement (3% — 3.3%)
20 basis point deadhead improvement in 2008E – 2009E; another 20 basis point improvement in 2010E – 2011E
$ 110 million carrier revenue annual growth ($100mm = Intermodal; $10mm = Brokerage)
$ 0.015/RPLM driver wage increase in 2008E – 2009E; $0.02/RPLM increase in 2011E
$0.02/RPLM owner/operator wage increase in 2008E – 2011E Fuel impact neutral to 2006E and miles per gallon flat to 2006E
5.7% — 5.8% insurance as a percent of Net Revenue (excl. fuel surcharge and carrier revenue)
Impairment charges for freightline tradeback units are included No impact from derivative instruments included
Source: Silver Management Financial Plan
Supporting Materials 25

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Goldman Sachs

Review of Silver Management Financial Plan

Summary Credit Statistics

(US$ in millions)

Capital Structure	2003A	2004A	2005A	2006E	2007E	2008E	2009E	2010E	2011E
Cash	$ 19.1	$ 28.2	$ 13.1	$ 47.9	$ 37.2	$ 23.9	$ 57.8	$ 104.2	$ 315.1
Total Debt	$ 383.4	$ 605.8	$ 609.0	$ 380.0	$ 255.0	$ 265.0	$ 165.0	$ 30.0	$ 0.0
Net Debt	364.4	577.6	595.9	332.1	217.8	241.1	107.2	(74.2)	(315.1)
Stockholders Equity	844.6	738.3	870.0	1,025.8	1,201.9	1,410.4	1,651.7	1,950.9	2,314.2
Credit Statistics									
Total Debt/EBITDA	1.3 x	1.7 x	1.5 x	0.8 x	0.5 x	0.4 x	0.2 x	0.0 x	0.0 x
EBITDA/Interest Expense	18.9 x	20.2 x	14.4 x	20.8 x	44.3 x	52.9 x	69.1 x	NM	NM
(EBITDA-Capex)/Interest	4.5 x	2.3 x	0.7 x	15.0 x	16.0 x	8.9 x	27.6 x	NM	NM
Total Debt/Capitalization	31%	45%	41%	27%	18%	16%	9%	2%	0%
FFO/Total Debt[1]	60%	47%	51%	100%	155%	179%	327%	NM	NM
FCF/Total Debt[2]	10%	(0)%	(5)%	61%	26%	(13)%	75%	NM	NM
Adj. Total Debt[3]				$685.6	$549.6	$400.8	$280.5	$131.9	$29.0
Adj. Total Debt/EBITDAR[3]				1.3 x	1.0 x	0.6 x	0.4 x	0.2 x	0.0 x
Adj. Total Debt/Capitalization[3]				40%	31%	22%	15%	6%	1%

Source: Silver projections as per Silver Management Financial Plan
[1] *FFO defined as Net Income plus depreciation and amortization.*
[2] *FCF defined as FFO less capex, changes in working capital and deferred taxes.*
[3] *Credit statistics adjusted for operating leases using a 6.0x multiple of annual rent expense.*

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Weighted Average Cost of Capital Analysis
Comparable Peers (1) Company Asset Bloomberg Symbol Beta (2) Adj. Beta D/E (1-T) Assumptions JBHT 1.238 1.320 10.7% 61.5% Risk Premium (3) 5.50% WERN 1.235 1.240 0.7 60.8 Risk Free Rate (4) 4.74% HTLD 1.360 1.360 0.0 64.6 Tax Rate 38.8%
KNX 1.510 1.510 0.0 65.0
XPRSA 0.804 1.430 119.8 65.0
CVTI 0.741 1.220 99.4 65.0
Mean 1.148 38.4% 63.7% Weighted Average Cost of Capital (6) Cost of Equity Calculation Pre-tax Cost of Debt Levered Cost of D/(D/E) Beta E/(D+E) Equity (5) 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0%
0.0
% 1.148 100.0% 11.1% 0.0% 11.1 11.1 11.1 11.1 11.1 11.1 11.1 11.1 11.1
5.0 1.185 95.0 11.3% Equity) 5.0 10.8 10.9 10.9 10.9 10.9 10.9 10.9 11.0 11.0
10.0 1.226 90.0 11.5% 10.0 10.6 10.7 10.7 10.7 10.8 10.8 10.8 10.9 10.9
15.0 1.272 85.0 11.7% 15.0 10.4 10.5 10.5 10.6 10.6 10.7 10.7 10.8 10.8
20.0 1.324 80.0 12.0% 20.0 10.2 10.3 10.4 10.4 10.5 10.5 10.6 10.7 10.7
25.0 1.382 75.0 12.3% 25.0 10.0 10.1 10.2 10.3 10.3 10.4 10.5 10.6 10.6
30.0 1.449 70.0 12.7% 30.0 9.8 9.9 10.0 10.1 10.2 10.3 10.4 10.5 10.5
35.0 1.526 65.0 13.1% 35.0 9.6 9.7 9.8 9.9 10.0 10.1 10.3 10.4 10.5
40.0 1.616 60.0 13.6% Debt / (Debt + 40.0 9.4 9.5 9.6 9.8 9.9 10.0 10.1 10.3 10.4
45.0 1.723 55.0 14.2% 45.0 9.2 9.3 9.5 9.6 9.7 9.9 10.0 10.2 10.3
50.0 1.851 50.0 14.9% 50.0 9.0 9.1 9.3 9.4 9.6 9.8 9.9 10.1 10.2
Source: Bloomberg and public filings (1) As of January 18, 2007. (2) Calculation to unlever beta: ßa = ße/(1+(1-T)*(D/E)). (3) Based on Ibbotson historical, empirical analysis. (4) Based on 10-Year Treasury yield as of January 18, 2007. (5) Cost of equity calculation: ke = Rf + ßa(1 + (1-T) (D/E)) (Rm — Rf) +Ps or Rf + ße (D/E)) (Rm — Rf) + Ps. Assume Ps = 0. (6) WACC calculation: kd (1-T) (D/(D+E)) + ke (E/(D+E)).
Supporting Materials 27

Highly Confidential

Goldman Sachs

Comparison of Selected Trucking Companies

($ in millions, except per share amounts)

Company	Closing Price 18-Jan-2007	% of 52 Week High	Equity Market Cap	Enterprise Value	Enterprise Value Multiples (2) EBITDA LTM	Enterprise Value Multiples (2) EBITDA 2007	Enterprise Value Multiples (2) EBITDA 2008	Calendarized P/E Multiples (2) 2007	Calendarized P/E Multiples (2) 2008	5-Year EPS CAGR (2)	LTM Margins EBITDA	LTM Margins EBIT	Dividend Yield
Silver at $31.55 Offer Price	$ 31.55	94 %	$ 2,409	$ 2,742	5.4 x	5.4 x	4.8 x	16.3 x	13.8 x	12.9 %	15.7 %	9.0 %	0.0 %
Silver	$ 27.05	80 %	$ 2,051	$ 2,383	4.7 x	4.7 x	4.2 x	14.0 x	11.9 x	12.9 %	15.7 %	9.0 %	0.0 %
Truckload													
Covenant Transport	12.11	75	170	330	6.0	6.7	6.5	48.4	25.2	9.0	8.2	2.5	0.0
Heartland Express	16.29	85	1,601	1,279	8.1	7.1	6.4	18.2	16.3	10.0	27.9	19.9	0.5
Hunt (JB) Transport	23.88	92	3,585	3,946	7.1	6.7	6.1	15.3	12.8	15.0	16.7	11.4	1.3
Knight Transportation	19.04	87	1,669	1,651	9.4	7.8	6.6	19.6	16.4	20.0	27.0	17.9	0.4
U.S. Xpress Enterprises	17.51	63	271	600	5.2	4.5	4.0	11.8	10.0	20.5	8.3	4.0	0.0
Werner Enterprises	19.14	89	1,495	1,478	4.5	4.2	3.8	14.6	12.8	10.0	15.6	7.7	0.9
High		92 %	$ 3,585	$ 3,946	9.4 x	7.8 x	6.6 x	48.4 x	25.2 x	20.5 %	27.9 %	19.9 %	1.3 %
Mean		82 %	$ 1,465	$ 1,547	6.7 x	6.2 x	5.6 x	21.3 x	15.6 x	14.1 %	17.3 %	10.6 %	0.5 %
Median		86 %	$ 1,548	$ 1,378	6.5 x	6.7 x	6.3 x	16.8 x	14.6 x	12.5 %	16.1 %	9.5 %	0.5 %
Low		63 %	$ 170	$ 330	4.5 x	4.2 x	3.8 x	11.8 x	10.0 x	9.0 %	8.2 %	2.5 %	0.0 %

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.

(2) Sources: LTM numbers are based upon the latest publicly available financial statements. Projected sales, EBITDA, EBIT, and EPS source: IBES median estimates. All projected estimates have been calendarized to December.

Supporting Materials 28